CERTIFICATE OF AMENDMENT
                             OF THE
                  CERTIFICATE OF INCORPORATION
                               OF
                  CREATIVE TECHNOLOGIES CORP.


   (Pursuant to Section 805 of the Business Corporation Law)

     1.    The  name  of the corporation is Creative Technologies
Corp.    The   name  under  which  it  was  formed  is   Creative
Technologies Corp.

     2. The date its certificate of incorporation was filed by the Department of State is January 2, 1985.

     3. The certificate of incorporation is hereby amended by adding the following new Article Thirteenth, which states the number, designation, relative rights, preferences, and limitations which have been fixed by resolution of the corporation's Board of Directors for shares of the 1997 Series A 12% Preferred Stock:

          "ARTICLE THIRTEENTH: There is hereby created a series of the Preferred Stock of this corporation to consist of 4,000 of the 5,000,000 shares of Preferred Stock, $.01 par value per share, which this corporation now has authority to issue.

          1. The distinctive designation of the series shall be "1997 Series A 12% Preferred Stock"; the number of shares of 1997 Series A 12% Preferred Stock shall be 4,000.

          2. (a) The holders of the 1997 Series A 12% Preferred Stock in preference to the holders of Junior Stock (as hereinafter defined) shall be entitled to receive cash dividends at the rate of $120 per annum per share, but only out of funds legally available therefor. Dividends for each holder shall accrue from the date on which the Company issues the shares, and shall be payable in quarterly installments on the first day of July, October, January and April of each year.

               (b) Dividends on the 1997 Series A 12% Preferred Stock shall be cumulative. Accordingly, so long as any of the Series A 12% Preferred Stock remains outstanding, no dividends whatever shall be paid or declared, nor shall any distribution be made, on any Junior Stock, other than a dividend or distribution payable in Junior Stock or rights or warrants to purchase Junior Stock, unless all dividends on the 1997 Series A 12% Preferred Stock for all past dividend periods shall have been paid and the full dividends thereon for the then current dividend period shall have been paid or declared and a sum sufficient for the payment thereof set apart.

          3. The 1997 Series A 12% Preferred Stock shall be preferred as to assets over the Junior stock so that, in the event of the voluntary or involuntary liquidation, dissolution or winding up of this corporation, the holders of 1997 Series A 12% Preferred Stock shall be entitled to have set apart for them or to be paid out of the assets of this corporation (after provision for the holders of Senior Stock), before any distribution is made to or set apart for the holders of Junior Stock, an amount in cash equal to, and in no event more than, $1,000 per share of 1997 Series A 12% Preferred Stock, plus all accrued and unpaid dividends thereon. If, upon such liquidation, dissolution or winding-up of this corporation, the assets of this corporation available for distribution to the holders of its stock shall (after provision for the holders of Senior Stock) be insufficient to permit the distribution in full of the amounts receivable as aforesaid by the holders of 1997 Series A 12% Preferred Stock, then all such assets of this corporation shall be distributed ratably among the holders of 1997 Series A 12% Preferred Stock in proportion to the amounts which each would have been entitled to receive if such assets were sufficient to permit distribution in full as aforesaid. Neither the consolidation nor merger of this corporation nor the sale, lease or transfer by this corporation of all or any part of its assets shall be deemed to be a liquidation, dissolution or winding-up of this corporation for the purposes of this paragraph 3.

          4. (a) This corporation shall be obligated to redeem all of the Series A 12% Preferred Stock, but only out of funds legally available therefor, on the later of Twenty years from its issuance or October 1, 2017, at a redemption price equal to $1,000 per share, plus all accrued and unpaid dividends thereon.

               5.    (a)    The  holders  of  the  Series  A  12%
     Preferred Stock shall have no voting rights except as expressly provided by law and unless and so long as the dividends are in arrears in excess of one year.

               6. The term "Junior Stock" shall mean the Common Stock and those series of Preferred Stock which, by the terms of the Certificate of Incorporation or of the instrument by which the Board of Directors, acting pursuant to authority granted in the Certificate of Incorporation, shall spacificaly designate that the special rights and limitations of each such class of stock and series of Preferred Stock shall be subordinate to the 1997 Series A 12% Preferred Stock in respect of the right of the holders thereof to receive dividends or to participate in the assets of this corporation distributable to stockholders upon any liquidation, dissolution or winding up of this corporation."

     4. This amendment was adopted by the Board of Directors under the authority of Section 502 of the Business Corporation law.
     IN WITNESS WHEREOF, we hereunto sign our names and affirm that the statements made herein are true under penalties of perjury this 26th day of September, l997.



                              CREATIVE TECHNOLOGIES CORP.


                              By:/s/ Richard Helfman
                                   Richard Helfman, President


                              By:/s/ David Selengut
                                   David Selengut, Secretary